                                                                     EXHIBIT 3.1


                          CERTIFICATE OF AMENDMENT OF
                     RESTATED CERTIFICATE OF INCORPORATION
                              OF IDEX CORPORATION

                 IDEX Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                 DOES HEREBY CERTIFY:

                 A. That the Board of Directors of IDEX Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of IDEX Corporation (the "Restated Certificate of Incorporation"):

                 The first paragraph of Article IV of the Restated Certificate of Incorporation is amended in its entirety to read as follows:

                          The total number of shares of all classes of stock
                 which the corporation shall have authority to issue is 80,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") and 75,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

                 B. That the amendment set forth above was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, IDEX Corporation has caused this Certificate to be executed by Donald B. Boyce, its Chairman of the Board, President and Chief Executive Officer, and attested to by Wayne P. Sayatovic, its Senior Vice President - Finance, Chief Financial Officer and Secretary, this 23rd day of January, 1996.



                                             __________________________________
                                             DONALD N. BOYCE
                                             Chairman of the Board,
                                             President & Chief Executive Officer
                                             of IDEX Corporation

ATTEST:


__________________________________
WAYNE P. SAYATOVIC
Senior Vice President - Finance,
Chief Financial Officer & Secretary
of IDEX Corporation

                          CERTIFICATE OF AMENDMENT OF

                     RESTATED CERTIFICATE OF INCORPORATION

                              OF IDEX CORPORATION

                 IDEX Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                 DOES HEREBY CERTIFY:

                 A. That the Board of Directors of IDEX Corporation duly adopted a resolution proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of IDEX Corporation (the "Restated Certificate of Incorporation").


                 1. The first paragraph of Article IV of the Restated Certificate of Incorporation is amended in its entirety to read as follows:

                          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 22,000,000 shares, consisting of 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") and 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

                 2. Section C of Article IV of the Restated Certificate of Incorporation is amended in its entirety to read as follows:

                          C.      The Common Stock.

                          1. Rights. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock.

                          2. Changes and Reclassification of Common Stock. Upon this Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of Common Stock, $.01 par value, then issued, shall be automatically changed and reclassified into seven fully paid and nonassessable shares of Common Stock, $.01 par value. Any stock certificate that, immediately prior to the Effective Time, represents shares of Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the product obtained by multiplying (a) the number of shares of Common Stock represented by such certificate prior to the Effective Time by (b) seven.

                 3. The Restated Certificate of Incorporation is amended to add the following Article VIII and Article IX:

                                  ARTICLE VIII

                                CLASSIFIED BOARD


                   A.   Except as may otherwise be provided pursuant to
         Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors, the board of directors of the Corporation shall consist of a minimum of three (3) and a maximum of twelve (12) directors and the number of directors of the Corporation shall be fixed, within the minimum and maximum, as provided in the bylaws of the Corporation.

                   B. The directors of the Corporation (other than any directors who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof) shall be and are divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders (an "Annual Meeting") following the Annual Meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the Annual Meeting held in 1990, each initial director in Class II shall serve for a term ending on the date of the Annual Meeting held in 1991, and each initial director in Class III shall serve for a term ending on the date of the Annual Meeting held in 1992. Any director who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof shall serve for such period as may be provided, pursuant to Article IV hereof.

                   C. In the event of any increase or decrease in the authorized number of directors:

                        1.   each director then serving shall
                 nevertheless continue as a director of the class of which he is a member until the expiration of his term or his prior death, retirement, resignation or removal; and

                        2. except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.

                    D. Notwithstanding the provisions of Sections B and C of this Article VIII, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock, no director may be removed during his term except for cause.

                    E.   Except as may otherwise be provided pursuant to
         Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the affirmative vote of a majority of the remaining directors of the other two classes, if there is no director remaining in the class in which such vacancy occurs. A director so elected to fill a vacancy shall serve for the remainder of the term Of the class to which he was elected.

                                   ARTICLE IX

                        VOTE REQUIRED TO AMEND ARTICLES


                    The provisions set forth in this Article IX and in
         Article VIII may not be repealed or amended in any respect, and no provision imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of stock with voting rights (as defined in Article IV.B hereof).

                 B. That the amendments set forth above were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
                 IN WITNESS WHEREOF, IDEX Corporation has caused this Certificate to be executed by Donald N. Boyce, its President and Chief Executive Officer, and attested to by Wayne P. Sayatovic, its Vice President, Treasurer and Secretary this 10th day of May, 1989.




                                                  _____________________________
                                                  DONALD N. BOYCE
                                                  Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer of IDEX Corporation


ATTEST:


_____________________________
WAYNE P. SAYATOVIC
Vice President, Treasurer and
Secretary of IDEX Corporation

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                    HI, INC.

                 The undersigned, being the President and Secretary of HI, Inc., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

                 FIRST: the name of the corporation is HI, Inc., and that the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 24, 1987; and

                 SECOND: this Restated Certificate of Incorporation and the amendments set forth herein have been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "General Corporation Law"); and

                 THIRD: the text of the Certificate of Incorporation is hereby restated and amended to read as herein set forth in full:

                                   ARTICLE I
                            NAME OF THE CORPORATION

                 The name of this corporation is IDEX Corporation (hereinafter referred to as the "Corporation" or the "Company").

                                   ARTICLE II
                     REGISTERED AGENT AND REGISTERED OFFICE

                 The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                           PURPOSE OF THE CORPORATION

                 The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

                 The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000,000 shares, consisting of 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") and 8,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

                 The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences and rights or such stock, and the qualifications, limitations and restrictions thereof:

                 A. Authority of the Board of Directors. The Preferred Stock may be issued from time to time, in one or more series, and each series shall be known and designated by such designations as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and as shall have been set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issue of Preferred Stock of such series together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such series. All shares of any one series of such Preferred Stock shall be alike in every particular except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have the power and authority to state and determine, in the resolution or resolutions providing for the issue of each series of Preferred Stock, the number of shares of each such series authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional or other rights appertaining to each such series, and the qualifications, limitations or restrictions thereof (including, but not by way of limitation, full power and authority to determine as to the Preferred Stock of each such series, the rate or rates of dividends payable thereon, the times of payment of such dividends, the prices and manner upon which the same may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding up of the Corporation, and the right (if any) to convert the same into, and/or to purchase, stock of any other class or series). The Board of Directors may from time to time decrease the number of shares of any series of Preferred Stock (but not below the number thereof then outstanding). The foregoing provisions of this paragraph with respect to the creation or issuance of series of Preferred Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this paragraph with respect to any then outstanding series of Preferred Stock.

                 B.       Voting Rights.

                 1. Common Stock. The holders of the Common Stock shall be entitled to one vote for each share held of record by such holders.

                 2. Preferred Stock. The Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings except as required by law or expressly provided herein or in the resolution establishing any series thereof.

                 C.       The Common Stock.

                 1. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock.

                 D.       Terms of Senior Preferred Stock.

                 1. Designation; Number of Shares. The following is a statement of the designations, powers, preferences and the relative participating, optional or other special rights and the qualifications, limitations or restrictions of a series of Preferred Stock to be designated as "Senior Redeemable Adjustable Rate Exchangeable Preferred Stock" (as used herein and in Sections E and F hereof, the "Senior Preferred Stock"). The number of shares of Senior Preferred Stock authorized for issuance hereby is 700,000. The definitions of terms defined in this Section D are applicable only to this Section D, unless the context otherwise requires.

                 2.       Dividends.

                 (a) Rate. The holders of the Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Corporation's Board of Directors, out of the funds of the Corporation legally available therefor pursuant to the General Corporation Law (as used herein and in Sections E and F hereof, the "Legally Available Funds"), cumulative dividends, computed in accordance with Section D(2)(b) hereof, on each share of Senior Preferred Stock for each Quarterly Dividend Period (as defined in Section D(2)(f) hereof) equal to the Liquidation Preference (as defined in Section D(5)(a) hereof) of each such share multiplied by a rate per annum (the "Monthly Dividend Rate") (such Monthly Dividend Rate being reset for each Monthly Period (as defined in Section D(2)(f) hereof) that shares of Senior Preferred Stock are outstanding) which Monthly Dividend Rate shall be equal to the sum of (i)
(A) with respect to any dividend paid in cash, 650 basis points (6.5%) and (B) with respect to any dividend paid in additional shares of Senior Preferred Stock, 700 basis points (7.0%) and (ii) the highest of (x) the Three Month Treasury Rate or (y) the Ten Year Treasury Rate or (z) the Thirty Year Treasury Rate for such Monthly Period; provided, however, that the Monthly Dividend Rate for the first Monthly Period of the first Monthly Period of the first Quarterly Dividend Period commencing on the day the shares of Senior Preferred Stock are originally issued shall be 16.03%. Dividends shall be payable quarterly on April 15, July 15, October 15 and January 15, in each year (each a "Dividend Payment Date"), commencing April 15, 1988. The effective rate for any Quarterly Dividend Period shall equal the average of the three Monthly Dividend Rates for such Quarterly Dividend Period (the "Quarterly Dividend Rate"); provided, however, that the Quarterly Dividend Rate shall neither exceed 19% nor be less than 14%. Such dividends shall be cumulative from the date of original issue of such shares. Accrued and unpaid dividends on the Senior Preferred Stock shall accrue additional dividends in respect thereof (the "Additional Dividends"), compounded quarterly, at the Quarterly Dividend Rate
than applicable to the Senior Preferred Stock.   Each such dividend shall be
paid to the holders of record of shares of Senior Preferred Stock as they appear on the stock register of the Corporation on such record date as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof, which date shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Date relating thereto. On or prior to January 15, 1993, all dividends may at the option of the Corporation be paid, in lieu of cash, in additional shares of Senior Preferred Stock (based on the Liquidation Preference thereof) and thereafter all dividends shall be payable only in cash. Upon any declaration of dividends to be paid in cash on or prior to January 15, 1993, the Board of Directors of the Corporation shall give written notice to the holders of record of shares of Senior Preferred Stock on the record date for the quarter in respect of which such dividends are to be paid not less than 10 days preceding the Dividend Payment Date for such quarter. Upon any declaration of dividends, the Board of Directors of the Corporation or a duly authorized committee thereof shall calculate, in accordance with this Section D(2), the Quarterly Dividend Rate (including the Monthly Dividend Rate for each Monthly Period therein) for the Quarterly Dividend Period with respect to which dividends are being paid. The Corporation may issue fractional shares in connection with the declaration and payment of any dividend paid in additional shares of Senior Preferred Stock.

                 (b) Computation. Dividends (including Additional Dividends) payable on the Senior Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months and, if payable for a period that is less than a full Monthly Period, the actual number of days elapsed in the period for which payable.

                 (c) Taxes - Dividends Received Deduction. The Corporation (i) will not claim as an expense reducing taxable income any dividends paid on the Senior Preferred Stock or any other shares of Preferred Stock in any Federal income tax return, claim for refund or other statement, report or submission made to the Internal Revenue Service (except to the extent that there may be no reasonable basis in law to do otherwise); provided, however, that the foregoing shall not apply to (x) any dividends paid deduction (as defined in Section 561 of the Code or any successor provision) or (y) any other deduction that is not inconsistent with the characterization of such payments as dividends (within the meaning of Section 316(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision) and the holders' entitlement to claim the dividends received deduction, and (ii) will make any election (or take any similar action) which may become necessary to comply with clause (i). At the reasonable request of any holder of shares of Senior Preferred Stock (and at the expense of such holder), the Corporation will join in the submission to the Internal Revenue Service of one request (and will cooperate with respect to the submission of any additional requests) for a ruling that the dividends paid on the Senior Preferred Stock will be eligible for the dividends received deduction under Section 243(a)(1) of the Code, or any successor provision); provided, however, that the foregoing shall not be construed to require the Corporation to join in more than one ruling request with respect to the Senior Preferred Stock. In addition, the Corporation will cooperate with any holder of Senior Preferred Stock (at the expense of such holder) in any litigation, appeal, or other proceeding relating to the eligibility for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision) of any dividends (within the meaning of Section 316(a) of the Code or any successor provision) paid on the Senior Preferred Stock. To the extent possible, the principles of this paragraph shall also apply with respect to State and local taxes. Notwithstanding (ii) above, nothing contained herein shall affect or impair the rights and ability of the Corporation to conduct the contest and/or settlement of any issue raised in any United States tax audit according to the reasonable business judgment of the Corporation, as the case may be.

                 (d) Taxes - Distributions Treated as Dividends. The Corporation will use its best efforts to ensure that distributions made with respect to the Senior Preferred Stock are treated as dividends within the meaning of Section 316(a) of the Code or any successor provision. The Corporation's obligation under this paragraph (d) and paragraph (c) above shall survive the payment or redemption, in whole or in part, or exchange, of the Senior Preferred Stock or the transfer of any shares of Senior Preferred Stock.

                 (e) Adjustment of Quarterly Dividend Rate. The Quarterly Dividend Rate shall be adjusted in the event that a "shelf" registration statement covering the offering, on a delayed or continuous basis, of the Senior Preferred Stock, is not filed or declared effective under the Securities Act of 1933, as amended (the "ACT"), pursuant to and in accordance with the terms and provisions of the Registration Rights Agreement substantially in the form filed with the Secretary of the Corporation.

                 (f) Definitions. "Three Month Discount Rate" means, for each monthly period (the "Monthly Period") during which shares of Senior Preferred Stock are outstanding (each Monthly Period to commence on the fifteenth day of every calendar month and end on the fifteenth day of the next succeeding month; the first Monthly Period with respect to which the Quarterly Dividend Rate is to be reset shall commence on February 15, 1988), the arithmetic average (rounded to the nearest basis point) of the weekly average per annum secondary market discount rates for three month United States Treasury obligations for the three calendar weeks ending on the second Business Day next preceding the commencement of each Monthly Period (the "Rate Determination Period") (x) as published by the Federal Reserve Board (i) in its Statistical Release H.15 (519), "Selected Interest Rates," which weekly per annum secondary market discount rates presently are set forth in such Statistical Release under the caption "U.S. Government Securities -- Treasury Bills -- Second Market -- 3 Month" or (ii) if said Statistical Release H.15
(519) is not then published, in any release comparable to Statistical Release
H.15 (519) or (y) if the Federal Reserve Board shall not then be publishing a comparable release, as published in any official publication or release of any other United States Government Department or agency. However, if the Three Month Discount Rate cannot be determined as provided above, then the Three Month Discount Rate shall mean the arithmetic average of the average per annum secondary market discount rates, based on the asked prices for each Business Day during the Rate Determination Period of all of the actively traded issues of non-interest bearing United States Treasury obligations with a maturity of not less than 80 nor more than 100 days from such Business Day (1) as published in The Wall Street Journal or (2) if The Wall Street Journal shall cease such publication, based on average asked prices as quoted by each of three United States Government securities dealers of recognized national standing selected by the Corporation.

                 "Three Month Treasury Rate" means, for each Monthly Period, the result of the following calculation regarding the Three Month Discount Rate for such period, rounded to the nearest basis point:

                      Three Month Discount Rate (%) x 365
               ------------------------------------------------
                360 - (91 x .01 x Three Month Discount Rate (%))

                 "Ten Year Treasury Rate" and "Thirty Year Treasury Rate" means, with respect to each Monthly Period, the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values adjusted to constant maturities of ten or thirty years, respectively, for the Rate Determination Period as read from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department (i) as published by the Federal Reserve Board in its Statistical Release H.15
(519), "Selected Interest Rates," which weekly average yield to maturity values presently are set forth in such Statistical Release under the caption "U.S. Government Securities -- Treasury Constant Maturities -- 10 Year" or "U.S. Government Securities -- Treasury Constant Maturities -- 30 Year," respectively, or (ii) if said Statistical Release H.15 (519) is not then published, as published by the Federal Reserve Board in any release comparable to its Statistical Release H.15 (519) or (iii) if the Federal Reserve Board shall not be publishing a comparable release, as published in any official publication or release of any other United States Government Department or agency, or (y) if the United States Treasury Department shall not then be constructing such yield curves, then as constructed by the Federal Reserve Board or any other United States Government department or agency and published as set forth in (x) above. However, if the Ten Year Treasury Rate or the Thirty Year Treasury Rate, as the case may be, cannot be determined as provided above, then the Ten Year Treasury Rate or the Thirty Year Treasury Rate, as the case may be, shall mean the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively trading issues of non-interest bearing United States Treasury fixed interest rate securities with a maturity of (A) not less than 117 months nor more than 123 months from such Business Day, if the rate which cannot be otherwise determined is the Ten Year Treasury Rate or (B) not less than 357 months nor more than 363 months from such Business Day if the rate which cannot be otherwise determined is the Thirty Year Treasury Rate, in each such case (1) as published in The Wall Street Journal or (2) if The Wall Street Journal shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States Government securities dealers of recognized national standing selected by the corporation.

                 "Quarterly Dividend Period" means the period from January 15 through the next April 15, from April 15 through the next July 15, from July 15 through the next October 15, or from October 15 through the next January 15, as the case may be; provided that the first Quarterly Dividend Period shall mean the period commencing the day shares of Senior Preferred Stock are originally issued and ending on April 15, 1988.
                                      6

                 "Junior Preferred Stock" means the Series A Junior Redeemable Preferred Stock due 2001 and Series B Junior Redeemable Preferred Stock due 2001 of the Corporation issuable under this Restated Certificate of Incorporation.

                 "Business Day" means, with respect to the Senior Preferred Stock, any day other than a Saturday, a Sunday or any day on which the New York Stock Exchange is closed.

                 3.       Redemption of Senior Preferred Stock.

                 (a) Mandatory Redemption. As a mandatory redemption for the retirement of the shares of Senior Preferred Stock, the Corporation shall, subject to any applicable contractual restrictions, redeem, out of Legally Available Funds, on July 15, 2000, if any such shares remain outstanding, all such shares issued, at the redemption price of 100% of the Liquidation Preference (as defined in Section D(5)(a) hereof). Immediately prior to authorizing or making such redemption with respect to the Senior Preferred Stock, the Corporation, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Senior Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends (including Additional Dividends) on the Senior Preferred Stock as of such date and, if the Corporation does not have sufficient Legally Available Funds to declare and pay all dividends (including Additional Dividends) accrued at the time of such redemption, any remaining accrued and unpaid dividends (including Additional Dividends) shall be added to the redemption price.

                 If the Corporation shall fail to discharge its obligation to redeem all of the outstanding shares of Senior Preferred Stock required to be redeemed pursuant to this Section D(3)(a) (the "Senior Mandatory Redemption Obligation"), the Senior Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Senior Mandatory Redemption Obligation.

                 (b) Optional Redemption. Subject to contractual restrictions of the Corporation to the contrary, the Senior Preferred Stock shall be redeemable, in whole or in part (subject to the last paragraph of this subsection (b)), out of Legally Available Funds, at the option of the Corporation by resolution of its Board of Directors, at the redemption price per share stated below at any time, or from time to time, after issuance, upon giving notice as provided in paragraph (c) below.

                 If redeemed during the twelve-month period beginning January
15:

                 Year                              Price
                 ----                              -----
                 1988                              $105
                 1989                              $105
                 1990                              $105
                 1991                              $104
                 1992                              $103


                 1993                              $102
                 1994                              $101
                 1995 and thereafter               $100

                 Immediately prior to authorizing or making any such redemption with respect to the Senior Preferred Stock, the Corporation, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Senior Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends (including Additional Dividends) on the Senior Preferred Stock as of such date and if the Corporation does not have sufficient Legally Available Funds as of the date such redemption is authorized to declare and pay all dividends (including Additional Dividends) accrued at the time of such redemption, any remaining accrued and unpaid dividends (including Additional Dividends) shall be added to the redemption price.

                 Unless the full cumulative dividends (including Additional Dividends) on all outstanding shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods (or included in the redemption price), the Corporation may not redeem only part of the outstanding shares of Senior Preferred Stock pursuant to the first paragraph of this subsection (b).

                 (c) Notice of Redemption. At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Senior Preferred Stock pursuant to Section D(3)(a) or D(3)(b) above, a written notice shall be mailed to each holder of record of shares of Senior Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (hereinafter referred to as the redemption date) and calling upon such holder to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption, provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. On the redemption date each holder of shares of Senior Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Senior Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the redemption date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the
                                      8

Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation prior to the redemption date may deposit the redemption price (including all accrued and unpaid dividends up to the redemption date) of the shares of Senior Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company having capital, surplus and undivided profits aggregating not less than $50,000,000 in The Borough of Manhattan, City and State of New York, in which case such notice to the holders of the Senior Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid dividends up to the redemption date). From and after the making of such deposit, the shares of Senior Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the redemption date), without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such Senior Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation, after which the holders of the Senior Preferred Stock shall have no further interest in such moneys, except as unsecured creditors of the Corporation.

                 (d) Reissuances. Shares of Senior Preferred Stock which have been issued and acquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that no such issued and reacquired shares of Senior Preferred Stock shall be reissued or sold as Senior Preferred Stock unless reissued as a stock dividend on shares of Senior Preferred Stock.

                 (e) Selection of Shares to be Redeemed. If less than all of the shares of Senior Preferred Stock are to be redeemed, the Board of Directors of the Corporation shall allocate the total Liquidation Preference (as defined in Section D(5)(a) hereof) of shares to be redeemed pro rata between (i) any shares (A) which have not been registered under the Act and disposed of pursuant to an effective registration statement or (B) which have not been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Act ("Restricted Shares") and (ii) the remaining shares. The Restricted Shares to be redeemed shall be selected pro rata (or as nearly pro rata as practicable) by lot, or by any other method that complies with the requirements of the principal national securities exchange, if any, on which the shares being redeemed are listed, at the direction of the Board of Directors of the Corporation.

                 4.       Voting Rights.

                 (a) No General Voting Rights. The holders of the Senior Preferred Stock shall not, except as required by law or as otherwise set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Corporation's stockholders. On any matters on which the holders of the Senior Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

                 (b) Right to Elect Directors. In case at any time (i) the equivalent of six or more full quarterly dividends (whether consecutive or not) on the Senior Preferred Stock shall be in arrears or (ii) the Corporation shall have failed to discharge the Senior Mandatory Redemption Obligation as set forth in Section D(3)(a) hereof, then during the period (the "Voting Period") commencing with such time and ending with the time when (i) all arrears in dividends on the Senior Preferred Stock shall have been paid and the full dividend on the Senior Preferred Stock for the then current Quarterly Dividend Period shall have been paid or declared and set apart for payment or
(ii) the Corporation shall have redeemed all shares of the Senior Preferred Stock as set forth in Section D(3)(a) hereof, as the case may be, at any meeting of the stockholders of the Corporation held for the election of directors during the Voting Period, the holders of a majority of the outstanding shares of Senior Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes or series of stock (including, without limitation, the Junior Preferred Stock) of the Corporation, to elect 20% of the directors of the Corporation, but in no event less than two directors of the Corporation. During any Voting Period, the Board of Directors of the Corporation shall be expanded to include such greater number of directors as may be necessary to comply with this Section D(4)(b). The remaining directors shall be elected by the other series, class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

                 (c) Special Meeting. At any time when the voting rights set forth in Section D(4)(b) hereof with respect to the election of directors shall have vested in the holders of Senior Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Senior Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Senior Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Senior Preferred Stock then outstanding may designate in writing a holder of Senior Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section D(4)(c). Any holder of Senior Preferred Stock which would be entitled to vote at such meeting shall have access to the stock ledger books of the Corporation for the purpose of causing a meeting of the stockholders to be called pursuant to the provisions of this Section D(4)(c). Notwithstanding the other provisions of this Section D(4)(c), however, no such special meeting shall be called which will be held during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders. In lieu of a meeting of the holders of Senior Preferred Stock, called as provided above, the holders of Senior Preferred Stock may act during any Voting Period by written consent pursuant to Section 228 of the General Corporation Law.

                 (d) Quorum. At any meeting held for the purpose of electing directors at which the holders of Senior Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of at least one-third of the then outstanding shares of Senior Preferred Stock shall be required and be sufficient to constitute a quorum of such series for the election of directors by such series. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of Senior Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such series and the absence of a quorum or quorums of holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Senior Preferred Stock and (ii) in the absence of a quorum of the holders of any class or series of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class or series shall have the power to adjourn the meeting for the election of directors which the holders of such class or series are entitled to elect, from time to time without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                 (e) Term of Office of Directors; Vacancy. Any director who shall have been elected by holders of Senior Preferred Stock may be removed at any time during a Voting Period, either for or without cause, by and only by the affirmative vote of the holders of record of a majority of the outstanding shares of Senior Preferred Stock given at a special meeting of such stockholders called for such purpose (or by written consent without a meeting), and any vacancy thereby created may be filled during such Voting Period by the holders of Senior Preferred Stock present in person or represented by proxy at such meeting. Any director elected by holders of Senior Preferred Stock who dies, resigns or otherwise ceases to be a director shall be replaced by the affirmative vote of the holders of record of a majority of the outstanding shares of Senior Preferred Stock at a special meeting of stockholders called for that purpose (or by written consent without a meeting) or, if the holders of Senior Preferred Stock fail to fill such vacancy within 30 days after such vacancy has been created, by the remaining director(s) elected by holders of Senior Preferred Stock. At the end of the Voting Period, the holders of Senior Preferred Stock shall be automatically divested of all voting power vested in them under this subsection (e) but subject always to the subsequent vesting hereunder of voting power in the holders of Senior Preferred Stock in the event of (i) any similar cumulated arrearage in payment of quarterly dividends occurring thereafter or (ii) the subsequent failure of the Corporation to make the Senior Mandatory Redemption Obligation. The term of all directors elected pursuant to the provisions of this subsection (e) shall in all events expire at the end of the Voting Period and upon such expiration the number of directors constituting the Board of Directors shall, without further action, be reduced by two (2) (or such other number by which the number of directors constituting the Board of Directors shall have been increased pursuant to Section D(4)(b) hereof), subject always to the increase of the number of directors pursuant to Section D(4)(b) hereof in case of the future right of the holders of Senior Preferred Stock to elect directors as provided herein.

                 5.       Liquidation Preference.

                 (a) Priority of Senior Preferred Stock in Event of Liquidation or Dissolution. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Senior Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of one hundred dollars ($100.00) in cash for each share of Senior Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (including Additional Dividends) accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock, Junior Preferred Stock or any other capital stock ranking (as to any such distribution) junior to the Senior Preferred Stock. In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the Corporation by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Senior Preferred Stock payable before any distribution is made to any holder of any series of Preferred Stock or Common Stock or any other stock of the Corporation ranking junior to the Senior Preferred Stock as to liquidation, dissolution or winding up (including, without limitation, the Junior Preferred Stock and any Common Stock), in an amount equal to any accrued and unpaid dividends (including Additional Dividends) on the Senior Preferred Stock as of such date and if the Corporation does not have sufficient Legally Available Funds to declare and pay all dividends (including Additional Dividends) accrued at the time of such liquidation, any remaining accrued and unpaid dividends (including Additional Dividends) shall be added to the Liquidation Preference to be received by the holders of the Senior Preferred Stock for such Senior Preferred Stock. Except as otherwise provided in this Section D(5), holders of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                 (b) Merger Not Liquidation. For the purposes of this Section D(5), neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                 (c) Fractional Shares. The Liquidation Preference with respect to each outstanding fractional share of Senior Preferred Stock shall be equal to a ratably proportionate amount of the Liquidation preference with respect to each outstanding share of Senior Preferred Stock.

                 6. No Conversion of Senior Preferred Stock. The Senior Preferred Stock shall not be convertible.

                 7.       Exchange For Junior Subordinated Debentures.

                 (a) Requirements of Exchange. The shares of Senior Preferred Stock are exchangeable in whole, but not in part, at the option of the Company on any Dividend Payment Date on or after January 15, 1990 for Junior Subordinated Debentures Due July 15, 2000 of the Corporation (the "Junior Subordinated Debentures") to be issued pursuant to an indenture (the "Indenture") substantially in the form filed with the Secretary of the Corporation; provided, that on the date of exchange (i) there shall be no dividend arrearage (including the dividend payable on the date of exchange) on the Senior Preferred Stock; (ii) no Default or Event of Default (each as defined in the Indenture) under the Indenture shall have occurred and be continuing, both prior to and after giving effect to the exchange; and (iii) there shall be no other contractual restriction under any outstanding indebtedness of the Corporation prohibiting the exchange. Holders of outstanding shares of Senior Preferred Stock will be entitled to receive $100 principal amount Junior Subordinated Debentures in exchange for each share of Senior Preferred Stock held by them at the time of exchange. In the event that such exchange would result in the issuance of a Junior Subordinated Debenture in a principal amount which is not an integral multiple of $1,000, the difference between such principal amount and the highest integral multiple of $1,000 which is less than such principal amount shall be paid to the holder in cash.

                 (b) Notice of Exchange. The Corporation will mail to each holder of record of the shares of Senior Preferred Stock written notice of the Corporation's intention to exchange not less than 30 nor more than 60 days prior to the Dividend Payment Date fixed for the exchange (the "Junior Subordinated Debenture Exchange Date"). Each such notice shall state: (i) the Junior Subordinated Debenture Exchange Date, (ii) the place or places where certificates for such shares of Senior Preferred Stock are to be surrendered for exchange into Junior Subordinated Debentures and (iii) that dividends on the shares of Senior Preferred Stock to be exchanged will cease to accrue on such Junior Subordinated Debenture Exchange Date. The form of the Indenture may not be amended or supplemented before the Junior Subordinated Debenture Exchange Date without the affirmative vote or consent of the holders of a majority of the outstanding shares of Senior Preferred Stock, except for those changes which would not adversely affect the legal rights of the holders. The Corporation will cause the Junior Subordinated Debentures to be authenticated on the Junior Subordinated Debenture Exchange Date, and will pay interest on the Junior Subordinated Debentures at the rate and on the dates specified in such Indenture from the Junior Subordinated Debenture Exchange Date.

                 (c) Effect of Exchange. If notice has been mailed as aforesaid, from and after the Junior Subordinated Debenture Exchange Date (unless default shall be made by the Company in issuing Junior Subordinated Debentures in exchange for, or default shall have been made by the Corporation in making the final dividend payment on, the outstanding shares of Senior Preferred Stock on the Junior Subordinated Debenture Exchange Date), dividends on the shares of Senior Preferred Stock shall cease to accrue and said shares shall no longer be deemed to be issued and outstanding and all rights of the holders thereof as stockholders of the Corporation (except the right to receive in accordance with this Section D(7) the Corporation's Junior Subordinated Debentures) shall cease and terminate. Upon surrender in accordance with said notice of the certificates for any shares of Senior Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be exchanged by the Corporation into Junior Subordinated Debentures as aforesaid.

                 8.       Limitations.

                 (a) Rank. With respect to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of the Corporation, the Senior Preferred Stock shall rank prior to all other capital stock of the Corporation outstanding at the time of issuance of the Senior Preferred Stock and, as described in this Section D(8), the Senior Preferred Stock shall be subject to the creation of Junior Securities (as defined below) and, pursuant to the voting requirements of Section D(8)(b)(ii), Parity Securities (as defined below); provided, however, that no Parity or Junior Security shall be created that is entitled to receive a dividend in cash with respect to any period of time which includes a dividend period for which Senior Preferred Stock receives a dividend payable in additional shares of Senior Preferred Stock.

                 (b) Payments on Junior Securities and Parity Securities. So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on the Junior Preferred Stock or any other capital stock of the Corporation ranking junior to the Senior Preferred Stock as to dividends or liquidation rights (collectively, "Junior Securities") or any other capital stock of the Corporation ranking on a parity with the Senior Preferred Stock as to dividends or liquidation rights (collectively, "Parity Securities") or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption (whether optional or mandatory) or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or the property thereof (other than (i) dividends, distributions, redemptions, sinking funds or other similar obligations to be satisfied pro rata (based on aggregate liquidation value) between Parity Securities and the Senior Preferred Stock, (ii) distributions or dividends in Junior Securities to the holders of Junior Securities and (iii) the repurchase of Junior Securities from certain of the Corporation's or its subsidiaries' officers and key employees, in an aggregate amount not to exceed $1,500,000, upon the death, disability, voluntary or involuntary termination of any such persons), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities; provided, however, that with respect to dividends and distributions, payments may be made or amounts set aside for payment of dividends on the Junior Securities or Parity Securities if prior to or concurrently with such payment or setting apart for payment, all accrued and unpaid dividends on shares of the Senior Preferred

Stock not paid on the dates provided for in Section D(2)(a) hereof (including Additional Dividends) shall have been or shall be paid.

                 (c)      Voting Rights - Extraordinary Events.

                          (i) Amendments Affecting the Terms of the Senior Preferred Stock. So long as any shares of the Senior Preferred Stock are outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law (and in addition to any vote then required by law), the consent of the holders of at least 66-2/3% of all of the outstanding shares of Senior Preferred Stock (given in person or by proxy, either by written consent pursuant to Section 228 of the General Corporation Law or by a vote at a special meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of Senior Preferred Stock voting as class and with each share of Senior Preferred Stock having one vote) shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this Article IV.D or of any amendment thereto, or of any resolution or resolutions providing for the issue of any stock, that would have an adverse effect on the designations, rights, preferences or privileges of shares of Senior Preferred Stock.

                          (ii) Creation of Priority Securities; Merger or Consolidation. So long as any shares of the Senior Preferred Stock are outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law (and in addition to any vote then required by law), the consent of the holders of at least 66-2/3 of all of the outstanding shares of Senior Preferred Stock (given in person or by proxy, either by written consent pursuant to Section 228 of the General Corporation Law or by a vote at a special meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of Senior Preferred Stock voting as a class and with each share of Senior Preferred Stock having one vote) shall be required in order to authorize (A) the creation of any class or series of Senior Preferred Stock ranking prior to the Senior Preferred Stock as to dividends or upon liquidation (collectively, "Priority Securities") or any class or series of Parity Securities or the authorization of additional shares of any class or series of Priority Securities or Parity Securities or
         (B) the sale, lease or conveyance of all or substantially all of the Corporation's assets or the merger or consolidation of the Corporation with or into any other entity if as a result of such transaction the Senior Preferred Stock would be redeemed for less than its Liquidation Preference plus any accrued and unpaid dividends (including Additional Dividends), or as a result of which the Senior Preferred Stock would continue in existence (either as stock in the Corporation or in the surviving company in a merger) but with an adverse alteration in the specified powers, designations, rights, preferences or privileges.

                          (iii)   Authorization or Issuance of Junior
         Securities. Subject to the provisions of Section D(8)(a) hereof, nothing herein contained shall be construed so as to require a class vote or the consent of the holders of the outstanding shares of Senior Preferred Stock (A) in connection with any increase in the total number of authorized shares or issuance of additional shares of Common Stock, or
         (B) in connection with the authorization or increase or issuance of additional shares of any class or series of Junior Securities.

                          (iv)    Restriction on Voting Rights.  The
         limitations stated above shall not apply if, at or prior to the time when the distribution, payment, purchase, redemption, discharge, conversion, exchange, amendment, alteration, repeal, issuance, sale, lease, conveyance, merger or consolidation is to occur, as the case may be, provision is made for the concurrent redemption of all outstanding shares of Senior Preferred Stock, including any shares of Senior Preferred Stock issued in payment of dividends on the Senior Preferred Stock. Nothing herein contained shall in any way limit the right and power of the Corporation to issue the presently authorized but unissued shares of its capital stock, or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.

                 (d) Construction of Conflicting Terms. In the event of any conflict between the terms of the Senior Preferred Stock and any Junior Securities or Parity Securities, the terms of the Senior Preferred Stock shall control and apply.

                 E.       Terms of Series A Junior Preferred Stock.

                 1. Designation; Number of Shares. The following is a statement of the designations, powers, preferences and the relative participating, optional or other special rights and the qualifications, limitations or restrictions of a series of Preferred Stock to be designated as "Series A Junior Redeemable Preferred Stock due 2001" (as used herein and in Sections D and F hereto, the "Series A Junior Preferred Stock"). The number of shares of Series A Junior Preferred Stock authorized for issuance hereby is 50,000. The definitions of terms defined in this Section E are applicable only to this Section E, unless the context otherwise requires.

                 2.       Dividends.

                 (a) Rate. The holders of the shares of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of Legally Available Funds cumulative dividends on each share of Series A Junior Preferred Stock for each Quarterly Dividend Period (as defined below) at the annual rate of 12% ($12.00) per share, and no more. Such dividends shall be payable in equal quarterly payments on April 15, July 15, October 15, and January 15, in each year (each a "Dividend Payment Date"), commencing April 15, 1988. Each period from January 15 through the next April 15, from April 15 through the next July 15, from July 15 through the next October 15, or from October 15 through the next January 15, as the case may be, is hereinafter referred to as a "Quarterly Dividend Period"; provided that the first Quarterly Dividend Period shall mean the period commending the day shares of Series A Junior Preferred Stock are originally issued and ending on April 15, 1988. Each of such quarterly dividends (whether payable in cash or stock) shall be fully cumulative and shall accrue
                                     16

(whether or not declared), without interest from the first day of the applicable Quarterly Dividend Period. Each such dividend shall be paid to the holders of record of shares of Series A Junior Preferred Stock as they appear on the stock register of the Corporation on such record date as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof, which date shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Date relating thereto. On or prior to January 15, 1993, all dividends may at the option of the Corporation be paid, in lieu of cash, in additional shares of Series A Junior Preferred Stock (based on the Liquidation Preference thereof) and thereafter all dividends shall be payable only in cash; provided, however, that if the Corporation shall fail to pay a dividend payment in cash on or prior to January 15, 1993, then the Corporation shall make such dividend payment in additional shares of Series A Junior Preferred Stock to the extent permitted by applicable law, regardless of the terms of any other securities of the Corporation or any contract or other agreement to which it may be a party. The Corporation may issue fractional shares of any dividend paid in additional shares of Series A Junior Preferred Stock.

                 (b) Computation. Dividends payable on the Series A Junior Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months and, if payable for a period that is less than a full Quarterly Dividend Period, the actual number of days elapsed in the period for which payable.

                 3.       Redemption of Series A Junior Preferred Stock.

                 (a) Mandatory Redemption. As a mandatory redemption for the retirement of the shares of Series A Junior Preferred Stock, the Corporation shall, subject to any applicable contractual restrictions, redeem, out of Legally Available Funds, on July 15, 2001, if any such shares remain outstanding, all such shares issued, at the redemption price of 100% of the Series A Liquidation Preference (as defined in Section E(5)(a) hereof). Immediately prior to authorizing or making such redemption with respect to the Series A Junior Preferred Stock, the Corporation, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Series A Junior Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series A Junior Preferred Stock as of such date and, if the Corporation does not have sufficient legally Available Funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price.

                 If the Corporation shall fail to discharge its obligation to redeem all of the outstanding shares of Series A Junior Preferred Stock required to be redeemed pursuant to this Section E(3)(a) (the "Series A Junior Mandatory Redemption Obligation"), the Series A Junior Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Series A Junior Mandatory Redemption Obligation.

                 (b) Optional Redemption. Subject to contractual or other restrictions of the Corporation to the contrary, the Series A Junior Preferred Stock shall be redeemable, in whole or in part (subject to the next succeeding paragraph), out of Legally Available Funds, at the option of the Corporation by resolution of its Board of Directors, at a redemption price per share of $100. Immediately prior to authorizing or making any such redemption with respect to the Series A Junior Preferred Stock, the Corporation, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Series A Junior Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series A Junior Preferred Stock as of such date and if the Corporation does not have sufficient legally Available Funds as of the date such redemption is authorized to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price.

                 Unless the full cumulative dividends on all outstanding shares of Series A Junior Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods (or included in the redemption price), the Corporation may not redeem only part of the outstanding shares of Series A Junior Preferred Stock pursuant to the first paragraph of this subsection (b).

                 (c) Notice of Redemption. At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series A Junior Preferred Stock pursuant to Section E(3)(a) or E(3)(b) above, a written notice shall be mailed to each holder of record of shares of Series A Junior Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (hereinafter referred to as the redemption date) and calling upon such holder to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption, provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Junior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. If at any time there shall be only one holder of all outstanding shares of Series A Junior Preferred Stock, the notice required by this subsection (c) shall be sent by telecopy or by registered or certified mail, postage prepaid, to such sole shareholder. On the redemption date each holder of shares of Series A Junior Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose names appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series A Junior Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the redemption date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation prior to the redemption date may deposit the redemption price (including all accrued and unpaid dividends up to the redemption date) of the shares of Series A Junior Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company having capital, surplus and undivided profits aggregating not less than $50,000,000 in The Borough of Manhattan, City and State of New York, in which case such notice to the holders of the Series A Junior Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid dividends up to the redemption date). From and after the making of such deposit, the shares of Series A Junior Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the redemption date), without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such Series A Junior Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation, after which the holders of the Series A Junior Preferred Stock shall have no further interest in such moneys, except as unsecured creditors of the Corporation.

                 (d) Reissuances. Shares of Series A Junior Preferred Stock which have been issued and acquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that no such issued and reacquired shares of Series A Junior Preferred Stock shall be reissued or sold as Series A Junior Preferred Stock unless reissued as a stock dividend on shares of Series A Junior Preferred Stock.

                 4.       Voting Rights.

                 (a) No General Voting Rights. The holders of the Series A Junior Preferred Stock shall not, except as required by law or as otherwise set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Corporation's stockholders. On any matters on which the holders of the Series A Junior Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

                 (b) Right to Elect Directors. In case at any time (i) the equivalent of six or more full quarterly dividends (whether consecutive or not) on the Series A Junior Preferred Stock shall be in arrears or (ii) the Corporation shall have failed to discharge the

Series A Junior Mandatory Redemption Obligation of shares of Series A Junior Preferred Stock as set forth in Section E(3)(a) hereof, then during the period (the "Voting Period") commencing with such time and ending with the time when
(i) all arrears in dividends on the Series A Junior Preferred Stock shall have been paid and the full dividend on the Series A Junior Preferred Stock for the then current Quarterly Dividend Period shall have been paid or declared and set apart for payment or (ii) the Corporation shall have redeemed all shares of the Series A Junior Preferred Stock as set forth in Section E(3)(a) hereof, as the case may be, at any meeting of the stockholders of the Corporation held for the election of directors during the Voting Period, the holders of a majority of the outstanding shares of Series A Junior Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes or series of stock of the Corporation, to elect one (1) director of the Corporation. During any Voting Period, the Board of Directors of the Corporation shall be expanded to include such additional director to comply with this Section E(4)(b). The remaining directors shall be elected by the other series, class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

                 (c) Special Meeting. At any time when the voting rights set forth in Section E(4)(b) hereof with respect to the election of a director shall have vested in the holders of Series A Junior Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Series A Junior Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series A Junior Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Series A Junior Preferred Stock then outstanding may designate in writing a holder of Series A Junior Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section E(4)(c). Any holder of Series A Junior Preferred Stock which would be entitled to vote at such meeting shall have access to the stock ledger books of the Corporation for the purpose of causing a meeting of the stockholders to be called pursuant to the provisions of this Section E(4)(c). Notwithstanding the other provisions of this Section E(4)(c), however, no such special meeting shall be called which will be held during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders. In lieu of a meeting of the holders of Series A Junior Preferred Stock, called as provided above, the holders of Series A Junior Preferred Stock may act during any Voting Period by written consent pursuant to Section 228 of the General Corporation Law.

                 (d) Quorum. At any meeting held for the purpose of electing directors at which the holders of Series A Junior Preferred Stock shall have the right to elect a director as provided herein, the presence in person or by proxy of the holders of at least one-third of the then outstanding shares of Series A Junior Preferred Stock shall be required and be sufficient to constitute a quorum of such series for the election of directors by such series. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of Series A Junior Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such series and the absence of a quorum or quorums of holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Series A Junior Preferred Stock and (ii) in the absence of a quorum of the holders of any class or series of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class or series shall have the power to adjourn the meeting for the election of directors which the holders of such class or series are entitled to elect, from time to time without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                 (e) Term of Office of Directors; Vacancy. Any director who shall have been elected by holders of Series A Junior Preferred Stock may be removed at any time during a Voting Period, either for or without cause, by and only by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Junior Preferred Stock given at a special meeting of such stockholders called for such purpose (or by written consent without a meeting), and any vacancy thereby created may be filled during such Voting Period by the holders of Series A Junior Preferred Stock present in person or represented by proxy at such meeting. Any director elected by holders of Series A Junior Preferred Stock who dies, resigns or otherwise ceases to be a director shall be replaced by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Junior Preferred Stock at a special meeting of stockholders called for that purpose (or by written consent without a meeting). At the end of the Voting Period, the holders of Series A Junior Preferred Stock shall be automatically divested of all voting power vested in them under this subsection (e) but subject always to the subsequent vesting hereunder of voting power in the holders of Series A Junior Preferred Stock in the event of (i) any similar cumulated arrearage in payment of quarterly dividends occurring thereafter or (ii) the subsequent failure of the Corporation to make the Series A Junior Mandatory Redemption Obligation. The term of all directors elected pursuant to the provisions of this subsection (e) shall in all events expire at the end of the Voting Period and upon such expiration the number of directors constituting the Board of Directors shall, without further action, be reduced by one (1), subject always to the increase of the number of directors pursuant to Section E(4)(b) hereof in case of the future right of the holders of Series A Junior Preferred Stock to elect directors as provided herein.

                 (f) Actions Not Materially Adverse. (i) The creation, authorization or issuance of any shares of any equity securities of the Corporation with which the Series A Junior Preferred Stock ranks prior, or which rank on a parity with the Senior Preferred Stock, or to which the Senior Preferred Stock is junior, whether with respect to dividends or upon liquidation, dissolution or otherwise (all such securities collectively referred to as "Additional Securities"), or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any Additional Securities, (ii) the creation of any indebtedness of any kind of the Corporation, or (iii) the increase or decrease in the amount of authorized capital stock of any class, including the Preferred Stock, or series thereof except the Series A Junior Preferred Stock, or any increase, decrease or change in the par value of any such class other than the Preferred Stock, shall not require the consent of the holders of Series A Junior Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges and voting rights of shares of Series A Junior Preferred Stock.

                 (g) Issuance of Additional Shares of Series A Junior Preferred Stock. Except as provided in Section E(2)(a) hereof with respect to the payment of dividends on shares of Series A Junior Preferred Stock in additional shares of such stock, the Corporation shall not issue any additional shares of Series A Junior Preferred Stock without the consent (given in person or by proxy, either by written consent pursuant to Section 228 of the General Corporation Law or by a vote at a special meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of Series A Junior Preferred Stock voting as a class and each share of such stock having one vote) of the holders of the majority of outstanding shares of Series A Junior Preferred Stock.

                 5.       Liquidation Preference.

                 (a) Priority of Series A Junior Preferred Stock in Event of Liquidation or Dissolution. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Junior Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of one hundred dollars ($100.00) in cash for each share of Series A Junior Preferred Stock (the "Series A Liquidation Preference"), plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock, the Series B Junior Preferred Stock or any other capital stock ranking (as to any such distribution) junior to the Series A Junior Preferred Stock. In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the Corporation by resolution of its Board of Directors shall (subject to Section E(7)(b) hereof), to the extent of any Legally Available Funds, declare a dividend on the Series A Junior Preferred Stock payable before any distribution is made to any holder of any Series B Preferred Stock or Common Stock or any other stock of the Corporation ranking junior to the Series A Junior Preferred Stock as to liquidation, dissolution or winding up, in an amount equal to any accrued and unpaid dividends on the Series A Junior Preferred Stock as of such date and if the Corporation does not have sufficient Legally Available Funds to declare and pay all dividends accrued at the time of such liquidation, any remaining accrued and unpaid dividends shall be added to the Series A Liquidation Preference to be received by the holders of the Series A Junior Preferred Stock for such Series A Junior Preferred Stock. Except as otherwise provided in this Section E(5), holders of Series A Junior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                 (b) Merger Not Liquidation. For the purposes of this Section E(5), neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                 (c) Fractional Shares. The Liquidation Preference with respect to each outstanding fractional share of Series A Junior Preferred Stock shall be equal to a ratably proportionate amount of the Liquidation preference with respect to each outstanding share of Series A Junior Preferred Stock.

                 6. No Conversion of Series A Junior Preferred Stock. The Series A Junior Preferred Stock shall not be convertible or exchangeable.

                 7.       Limitations.

                 (a) Rank. With respect to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of the Corporation, the Series A Junior Preferred Stock shall rank prior to all other stock of the Corporation outstanding at the time of issuance of the Series A Junior Preferred Stock, except the Senior Preferred Stock. Series A Junior Preferred Stock shall be subject to the creation of Junior Securities (as defined below) and, as described in Section E(4)(f) hereof, securities which rank on a parity with the Senior Preferred Stock or to which the Senior Preferred Stock is junior.

                 (b) Payments on Junior Securities and Parity Securities. So long as any shares of Series A Junior Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on the Common Stock, the Series B Junior Preferred Stock or any other capital stock of the Corporation ranking junior to Series A Junior Preferred Stock as to dividends or liquidation rights (collectively, "Junior Securities") or any other capital stock of the Corporation ranking on a parity with the Series A Junior Preferred Stock as to dividends or liquidation rights (collectively, "Parity Securities") or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption (whether optional or mandatory) or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or the property thereof (other than (i) dividends, distributions, redemptions, sinking funds or other similar obligations to be satisfied pro rata (based on aggregate liquidation value) between Parity Securities and the Series A Junior Preferred Stock, (ii) distributions or dividends in Junior Securities to the holders of Junior Securities and (iii) the repurchase of Junior Securities from certain of the Corporation's or its subsidiaries' officers and key employees, upon the death, disability, voluntary or involuntary termination of any such persons), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities; provided, however, that with respect to dividends and distributions, payments may be made or amounts set aside for payment of dividends on the Junior Securities or Parity Securities if prior to or concurrently with such payment or setting apart for payment, all accrued and unpaid dividends on shares of the Series A Junior Preferred Stock not paid on the dates provided for in Section E(2)(a) hereof shall have been or shall be paid.

                 F.       Terms of Series B Junior Preferred Stock.

                 1. Designation; Number of Shares. The following is a statement of the designations, powers, preferences and the relative participating, optional or other special rights and the qualifications, limitations or restrictions of a series of Preferred Stock to be designated as "Series B Junior Redeemable Preferred Stock due 2001" (as used herein and in Sections D and E hereof, the "Series B Junior Preferred Stock"). The number of shares of Series B Junior Preferred Stock authorized for issuance hereby is 450,000. The definitions of terms defined in this Section F are applicable only to this Section F, unless the context otherwise requires.

                 2.       Dividends.

                 (a) Rate. The holders of the shares of Series B Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of Legally Available Funds cumulative dividends on each share of Series B Junior Preferred Stock for each Quarterly Dividend Period (as defined below) at the annual rate of 12% ($12.00) per share, and no more. Such dividends shall be payable in equal quarterly payments on April 15, July 15, October 15, and January 15, in each year (each a "Dividend Payment Date"), commencing April 15, 1988. Each period from January 15 through the next April 15, from April 15 through the next July 15, from July 15 through the next October 15, or from October 15 through the next January 15, as the case may be, is hereinafter referred to as a "Quarterly Dividend Period," provided that the first Quarterly Dividend Period shall mean the period commencing the day shares of Series B Junior Preferred Stock are originally issued and ending on April 15, 1988. Each of such quarterly dividends (whether payable in cash or stock) shall be fully cumulative and shall accrue (whether or not declared), without interest from the first day of the applicable Quarterly Dividend Period. Each such dividend shall be paid to the holders of record of shares of Series B Junior Preferred Stock as they appear on the stock register of the Corporation on such record date as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof, which date shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Date relating thereto. At the option of the Corporation, all dividends may be paid, in lieu of cash, in additional shares of Series B Junior Preferred Stock (based on the Liquidation Preference thereof). The Corporation may issue fractional shares in connection with the declaration and payment of any dividend paid in additional shares of Series B Junior Preferred Stock.

                 (b) Computation. Dividends payable on the Series B Junior Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months and, if payable for a period that is less than a full Quarterly Dividend Period, the actual number of days elapsed in the period for which payable.

                 3.       Redemption of Series B Junior Preferred Stock.

                 (a) Mandatory Redemption. As a mandatory redemption for the retirement of the shares of Series B Junior Preferred Stock, the Corporation shall, subject to any applicable contractual restrictions, redeem, out of Legally Available Funds, on July 15, 2001, if any such shares remain outstanding, all such shares issued, at the redemption price of 100% of the Series B Liquidation Preference (as defined in Section F(5)(a) hereof). Immediately prior to authorizing or making such redemption with respect to the Series B Junior Preferred Stock, the Corporation, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Series B Junior Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series B Junior Preferred Stock as of such date and, if the Corporation does not have sufficient Legally Available Funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price.

                 If the Corporation shall fail to discharge its obligation to redeem all of the outstanding shares of Series B Junior Preferred Stock required to be redeemed pursuant to this Section F(3)(a) (the "Series B Junior Mandatory Redemption Obligation"), the Series B Junior Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Series B Junior Mandatory Redemption Obligation.

                 (b) Optional Redemption. Subject to contractual or other restrictions of the Corporation to the contrary, the Series B Junior Preferred Stock shall be redeemable, in whole or in part (subject to the next succeeding paragraph), out of Legally Available Funds, at the option of the Corporation by resolution of its Board of Directors, at a redemption price per share of $100. Immediately prior to authorizing or making any such redemption with respect to the Series B Junior Preferred Stock, the Corporation, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Series B Junior Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series B Junior Preferred Stock as of such date and if the Corporation does not have sufficient Legally Available Funds as of the date such redemption is authorized to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price.

                 Unless the full cumulative dividends on all outstanding shares of Series B Junior Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods (or included in the redemption price), the Corporation may not redeem only part of the outstanding shares of Series B Junior Preferred Stock pursuant to the first paragraph of this subsection (b).

                 (c) Notice of Redemption. At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series B Junior Preferred Stock pursuant to Section F(3)(a) of F(3)(b) above, a written notice shall be mailed to each holder of record of shares of Series B Junior Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (hereinafter referred to as the redemption date) and calling upon such holder to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption, provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series B Junior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. On the redemption date each holder of shares of Series B Junior Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of Series B Junior Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof (including all accrued and unpaid dividends up to the redemption date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and such states shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation prior to the redemption date may deposit the redemption price (including all accrued and unpaid dividends up to the redemption date) of the shares of Series B Junior Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company having capital, surplus and undivided profits aggregating not less than $50,000,000 in The Borough of Manhattan, City and State of New York, in which case such notice to the holders of the Series B Junior Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid dividends up to the redemption date). From and after the making of such deposit, the shares of Series B Junior Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the redemption date), without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such Series B Junior Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation, after which the holders of the Series B Junior Preferred Stock shall have no further interest in such moneys, except as unsecured creditors of the Corporation.

                 (d) Reissuances. Shares of Series B Junior Preferred Stock which have been issued and acquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that no such issued and reacquired shares of Series B Junior Preferred Stock shall be reissued or sold as Series B Junior Preferred Stock unless reissued as a stock dividend on shares of Series B Junior Preferred Stock.

                 4.       Voting Rights.

                 (a) No General Voting Rights. The holders of the Series B Junior Preferred Stock shall not, except as required by law or as otherwise set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Corporation's stockholders. On any matters on which the holders of the Series B Junior Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

                 (b) Right to Elect Directors. In case at any time (i) the equivalent of six or more full quarterly dividends (whether consecutive or not) on the Series B Junior Preferred Stock shall be in arrears or (ii) the Corporation shall have failed to discharge a Series B Junior Mandatory Redemption Obligation of shares of Series B Junior Preferred Stock as set forth in Section F(3)(a) hereof, then during the period (the "Voting Period") commencing with such time and ending with the time when (i) all arrears in dividends on the Series B Junior Preferred Stock shall have been paid and the full dividend on the Series B Junior Preferred Stock for the then current Quarterly Dividend Period shall have been paid or declared and set apart for payment or (ii) the Corporation shall have redeemed all shares of the Series B Junior Preferred Stock as set forth in Section F(3)(a) hereof, as the case may be, at any meeting of the stockholders of the Corporation held for the election of directors during the Voting Period, the holders of a majority of the outstanding shares of Series B Junior Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes or series of stock of the Corporation, to elect one (1) director of the Corporation. During any Voting Period, the Board of Directors of the Corporation shall be expanded to include such additional director to comply with this Section F(4)(b). The remaining directors shall be elected by the other series, class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

                 (c) Special Meeting. At any time when the voting rights set forth in Section F(4)(b) with respect to the election of a director shall have vested in the holders of Series B Junior Preferred Stock and if such right shall not already have been initially

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

exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Series B Junior Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series B Junior Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockbrokers at the place for holding annual meetings of stockholders of the Corporation of, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Series B Junior Preferred Stock then outstanding may designate in writing a holder of Series B Junior Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section F(4)(c). Any holders of Series B Junior Preferred Stock which would be entitled to vote at such meeting shall have access to the stock ledger books of the Corporation for the purpose of causing a meeting of the stockholders to be called pursuant to the provisions of this Section F(4)(c). Notwithstanding the other provisions of this Section F(4)(c), however, no such special meeting shall be called which will be held during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders. In lieu of a meeting of the holders of Series B Junior Preferred Stock, called as provided above, the holders of Series B Junior Preferred Stock may act during any Voting Period by written consent pursuant to Section 228 of the General Corporation Law.

                 (d) Quorum. At any meeting held for the purpose of electing a director at which the holders of Series B Junior Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of at least one-third of the then outstanding shares of Series B Junior Preferred Stock shall be required and be sufficient to constitute a quorum of such series for the election of directors by such series. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of Series B Junior Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such series and the absence of a quorum or quorums of holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Series B Junior Preferred Stock and (ii) in the absence of a quorum of the holders of any class or series of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class or series shall have the power to adjourn the meeting for the election of directors which the holders of such class or series are entitled to elect, from time to time without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                 (e) Term of Office of Director; Vacancy. Any director who shall have been elected by holders of Series B Junior Preferred Stock may be removed at any time during a Voting Period, either for or without cause, by and only by the affirmative vote of the holders of record of a majority of the outstanding shares of Series B Junior Preferred Stock given at a special meeting of such stockholders called for such purpose (or by written


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

consent without a meeting), and any vacancy thereby created may be filled during such Voting Period by the holders of Series B Junior Preferred Stock present in person or represented by proxy at such meeting. Any director elected by holders of Series B Junior Preferred Stock who dies, resigns or otherwise ceases to be a director shall be replaced by the affirmative vote of the holders of record of a majority of the outstanding shares of Series B Junior Preferred Stock at a special meeting of stockholders called for that purpose (or by written consent without a meeting). At the end of the Voting Period, the holders of Series B Junior Preferred Stock shall be automatically divested of all voting power vested in them under this subsection (e) but subject always to the subsequent vesting hereunder of voting power in the holders of Series B Junior Preferred Stock in the event of (i) any similar cumulated arrearage in payment of quarterly dividends occurring thereafter or
(ii) the subsequent failure of the Corporation to make the Series B Junior Mandatory Redemption Obligation. The term of the director elected pursuant to the provisions of this subsection (e) shall in all events expire at the end of the Voting Period and upon such expiration the number of directors constituting the Board of Directors shall, without further action, be reduced by one (1), subject always to the increase of the number of directors pursuant to Section F(4)(b) hereof in case of the future right of the holders of Series B Junior Preferred Stock to elect directors as provided herein.

                 (f) Action Not Materially Adverse. (i) The creation, authorization or issuance of any shares of any equity securities of the Corporation with which the Series B Junior Preferred Stock ranks prior, or on a parity, or junior, whether with respect to dividends or upon liquidation, dissolution, or otherwise (all such securities collectively referred to as "Additional Securities"), or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any Additional Securities, (ii) the creation of any indebtedness of any kind of the Corporation, or (iii) the increase or decrease in the amount of authorized capital stock of any class, including the Preferred Stock, or any increase, decrease or change in the par value of any such class other than the Preferred Stock, shall not require the consent of the holders of Series B Junior Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges and voting rights of shares of Series B Junior Preferred Stock.

                 5.       Liquidation Preference.

                 (a) Priority of Series B Junior Preferred Stock in Event of Liquidation or Dissolution. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series B Junior Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of one hundred dollars ($100.00) in cash for each share of Series B Junior Preferred Stock (the "Series B Liquidation Preference"), plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock or any other capital stock ranking (as to any such distribution) junior to the Series B Junior Preferred Stock. In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Corporation, the Corporation by resolution of its Board of Directors shall (subject to Section

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

F(7)(b) hereof), to the extent of any Legally Available Funds, declare a dividend on the Series B Junior Preferred Stock payable before any distribution is made to any holder of Common Stock or any other stock of the Corporation ranking junior to the Series B Junior Preferred Stock as to the liquidation, dissolution or winding up, in an amount equal to any accrued and unpaid dividends on the Series B Junior Preferred Stock as of such date and if the Corporation does not have sufficient Legally Available Funds to declare and pay all dividends accrued at the time of such liquidation, any remaining accrued and unpaid dividends shall be added to the Series B Liquidation Preference to be received by the holders of the Series B Junior Preferred Stock for such Series B Junior Preferred Stock. Except as otherwise provided in this Section F(5), holders of Series B Junior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                 (b) Merger Not Liquidation. For the purposes of this Section F(5), neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                 (c) Fractional Shares. The Liquidation Preference with respect to each outstanding fractional share of Series B Junior Preferred Stock shall be equal to a ratably proportionate amount of the Liquidation Preference with respect to each outstanding share of Series B Junior Preferred Stock.

                 6. No Conversion or Exchange of Series B Junior Preferred Stock. The Series B Junior Preferred Stock shall not be convertible or exchangeable.

                 7.       Limitations.

                 (a) Rank. With respect to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of the Corporation, the Series B Junior Preferred Stock shall rank prior to all other capital stock of the Corporation outstanding at the time of issuance of the Series B Junior Preferred Stock except the Senior Preferred Stock and the Series A Junior Preferred Stock. The Series B Junior Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities (each as defined below), and additional securities to which the Series B Junior Preferred Stock shall be junior, whether with respect to the right to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of the Corporation.

                 (b) Payments on Junior Securities and Parity Securities. So long as any shares of Series B Junior Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on the Common Stock or any other capital stock of the Corporation ranking junior to the Series B Junior Preferred Stock as to dividends or liquidation rights (collectively, "Junior Securities") or any other capital stock of the Corporation ranking on a parity with the Series B Junior Preferred Stock as to dividends or liquidation rights (collectively, "Parity Securities") or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption (whether optional or mandatory) or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or the property thereof (other than (i) dividends, distributions, redemptions, sinking funds or other similar obligations to be satisfied pro rata (based on aggregate liquidation value) between Parity Securities and the Series E Junior Preferred Stock, (ii) distributions or dividends in Junior Securities to the holders of Junior Securities and (iii) the repurchase of Junior Securities from certain of the Corporation's or its subsidiaries' officers and key employees, upon the death, disability, voluntary or involuntary termination of any such persons), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities; provided, however, that with respect to dividends and distributions, payment may be made or amounts set aside for payment of dividends on the Junior Securities or Parity Securities if prior to or concurrently with such payment or setting apart for payment, all accrued and unpaid dividends on shares of the Series B Junior Preferred Stock not paid on the dates provided for in Section F(2)(a) hereof shall have been or shall be paid.

                                   ARTICLE V
                              AMENDMENT OF BY-LAWS

                 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                                   ARTICLE VI
                             ELECTION OF DIRECTORS

 Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                  ARTICLE VIII
                      DIRECTOR LIABILITY; INDEMNIFICATION

                 A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which

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

the director derived an improper personal benefit. If the General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the amended General Corporation Law. In addition to the limitation on personal liability of directors provided herein, the Corporation shall, to the fullest extent permitted by the General Corporation Law: (x) indemnify its officers and directors and (y) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability or right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

                 IN WITNESS WHEREOF, HI, INC., has caused its corporate seal to be hereto affixed and this certificate to be signed by Michael T. Tokarz, its President, and attested by Clifton S. Robbins, its Secretary, this 21st day of January, 1988.



                                                  ______________________________
                                                    MICHAEL T. TOKARZ, President

[Seal]

ATTEST:

___________________________
Clifton S. Robbins

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